UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On September 9, 2013, we obtained an extension of our obligation to pay a gross-up payment of approximately $1.2 million by September 10, 2013 under the senior first priority secured promissory note, as amended, issued to The Karlsson Group, Inc. Under the extension, we have until September 13, 2013 to make the payment.  We are in discussions with The Karlsson Group to revise the terms of the senior debt. The Karlsson Group became our senior lender in August 2012 following our purchase of The Karlsson Group’s 50% interest in our subsidiary American West Potash LLC, at which time we assumed full ownership and control of American West Potash.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Senior First Priority Secured Promissory Note
10.2	Reaffirmation of Loan Documents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: September 9, 2013		President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Senior First Priority Secured Promissory Note
10.2	Reaffirmation of Loan Documents